EXHIBIT 4

                                                                  SMITH BARNEY
ACCOUNT APPLICATION AND
CLIENT AGREEMENT
                                                    A MEMBER OF TRAVELSERGROUP

Please complete both sides of this
document and be sure to sign on the
reverse side. If this is not an
individual or joint account, your
Financial Consultant will advise you of
any additional documentation
requirements. FINANCIAL MANAGEMENT
ACCOUNT(SM) (FMA(R)) SERVICES ARE NOT
AVAILABLE ON IRA AND MANAGED ACCOUNTS.    --------------------------------------
IRA AND MANAGED ACCOUNTS AUTOMATICALLY    ACCOUNT NUMBER
QUALIFY FOR A DAILY MONEY MARKET SWEEP.      BRANCH       ACCOUNT     T   C   FC
Please return the completed application
to your Financial Consultant.             --------------------------------------

Account Owner/                              Co-Owner
Your Name        SHAMROCK HOLDINGS INC      Name(s)
----------------------------------------    ------------------------------------
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TAX INFORMATION     Please write in your Social Security Number or Tax ID
                    Number here.
                    MULTIPLE PARTY ACCOUNTS: USE THE SOCIAL SECURITY NUMBER OF THE FIRST OWNER NAMED ABOVE.

                                       [ ] Check here if you are subject to
      [ ] Social Security              backup withholdings due to notification
      or                75-1984190     by the IRS.  If so, you must also cross
      [X] Tax ID Number                out the portion of the Tax Certification
                                       and Authorization section on the reverse side as indicated.

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PORTFOLIO           If eligible, your account will have Portfolio CreditLine
CREDITLINE(SM)      borrowing privileges UNLESS you decline below.  See
                    accompanying literature for an explanation of Portfolio
                    CreditLine  borrowing.  [ ] I/We do NOT want  Portfolio
                    CreditLine  borrowing  privileges  in  my/our  account.
                    Please  note that you may not  obtain an FMA Money Card
                    (below) if you check this box.

--------------------------------------------------------------------------------
NAME DISCLOSURE     The issuers of securities  that are held for
                    you in street name at Smith Barney may request the release of your name, address and securities position.
                    If you do not wish this information to be released, check the box below. [X] DO NOT release my name, address and securities position to issuers.

================================================================================
TAX CERTIFICATION:  UNDER PENALTIES OF PERJURY, BY SIGNING BELOW I CERTIFY
THAT (A) THE NUMBER I HAVE ENTERED ON THE FRONT OF THIS FORM IS MY CORRECT
TAX IDENTIFICATION NUMBER AND (B) THAT I AM NOT SUBJECT TO BACKUP WITHHOLDING
AS A RESULT OF A FAILURE TO REPORT ALL INTEREST AND DIVIDENDS, OR THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING. I UNDERSTAND
I MUST CROSS OUT ITEM (B) ABOVE IF I AM CURRENTLY SUBJECT TO BACKUP
WITHHOLDING BECAUSE OF UNDERREPORTING OF INTEREST OR DIVIDENDS ON MY TAX
RETURN.
--------------------------------------------------------------------------------

ACCEPTANCE OF TERMS AND CONDITIONS OF AGREEMENTS:
In consideration of Smith Barney Inc. (Smith Barney) accepting an account for me/us, I/we ("I") acknowledge that I have read, understand and agree to the terms of the attached Client Agreement in Section 1 through 11. If this is a multiple party account, I/we further acknowledge that I/we have read, understand and agree to the terms of the attached Client Agreement contained in Sections 12 through 14. If I have requested any of the services referenced in the FMA sections above, I agree to the terms of the FMA Agreement that has been provided to me. I authorize Smith Barney to establish checking privileges, Online Services and the Automatic Funds Transfer service, and to have the FMA Money Card(s) issued as instructed on this Account Application, and I affirm that I have the authority to open this account. I authorize Smith Barney and the FMA Money Card Issuer to have FMA Money Card(s) issued as indicated. I understand that this account is governed by the FMA Agreement, the Client Agreement, the Online Services Agreement, my agreement with the FMA Money Card Issuer, and/or other agreements I may have with Smith Barney or other providers of services related to the FMA account. I have read all the documents and agree to their terms.

IF I/WE HAVE SELECTED ANY OF THE FMA SERVICES, I/WE UNDERSTAND THAT BOTH AN ACCOUNT MINIMUM BALANCE AND ANNUAL FEE APPLY. IF I CHOOSE TO USE ONLINE SERVICES, BY SIGNING THIS APPLICATION I AGREE THAT MY ONLINE SERVICES AGREEMENT WILL CONTAIN PROVISIONS LIMITING MY RIGHTS AND REMEDIES, INCLUDING, WHERE PERMITTED BY LAW, A LIMITATION ON CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES AND ON LOSSES ARISING FROM THE NEGLIGENCE OF SMITH BARNEY AND/OR ITS AGENTS.

IF THIS ACCOUNT IS ESTABLISHED WITH PORTFOLIO CREDITLINE PRIVILEGES, I FURTHER ACKNOWLEDGE THAT I HAVE READ, UNDERSTAND AND AGREE TO THE TERMS OF THE ATTACHED CLIENT AGREEMENT CONTAINED IN SECTIONS 15 THROUGH 17 AND THAT MY/OUR SECURITIES MAY BE LOANED TO YOU OR LOANED OUT TO OTHERS.

SMITH BARNEY INC. REQUIRES YOUR CONSENT TO THE APPLICABLE PROVISIONS OF THIS AGREEMENT IN ORDER TO OPEN AND MAINTAIN YOUR ACCOUNT.


               I ACKNOWLEDGE THAT I HAVE THE INTERNAL REVENUE SERVICE RECEIVED THE CLIENT DOES NOT REQUIRE YOUR CONSENT AGREEMENT WHICH CONTAINS TO ANY PROVISION OF THIS A PRE-DISPUTE ARBITRATION DOCUMENT OTHER THAN THE
               CLAUSE IN SECTION 6.          CERTIFICATIONS   REQUIRED   TO
                                             AVOID BACKUP WITHHOLDING.


ALL ACCOUNT OWNERS MUST     ACCOUNT
SIGN.                       OWNER'S      /S/ STANLEY P. GOLD
                            SIGNATURE
IF FMA CHECKING IS
REQUESTED,
PLEASE SIGN AS YOU WILL     CO-OWNER'S
NORMALLY SIGN YOUR CHECKS.  SIGNATURE

                              CLIENT AGREEMENT

In consideration of your opening one or more accounts for me ("we", "us" and "our" are each substituted for "I, "me" and "my", respectively, in the case of multiple account holders, corporations and other entities), and your agreeing to act as broker/dealer for me for the extension of credit and in the purchase or sale of securities, commodities, options and other property. It is agreed in respect to any and all accounts, whether upon margin or otherwise, which I now have or may at any future time have with Salomon Smith Barney Inc. or its direct or indirect subsidiaries and affiliates or their successors or assigns (hereinafter referred to as "you" or "your" or "SSB"), that:

1. All transactions entered into under this Agreement shall be subject to any applicable constitution, rules, regulations, customs and usages of the exchange or market and its clearinghouse, if any, where such transactions are executed by SSB or its agents and to all applicable laws, rules and regulations of governmental authorities and self-regulatory agencies. Such reference to the "constitution, rules, regulations, customs and usages of the exchange" shall in no way be construed to create a cause of action arising from any violation of such constitution, rules, regulations, customs and usages. If any provision is enacted that would e inconsistent with any of the provisions of this Agreement, the provision so affected shall be deemed modified or superseded by the enactment, but the remaining provisions of this Agreement shall remain in effect. Except as herein provided, no provision of this Agreement may be waived, altered, modified or amended unless the same is in writing and signed by the authorized official of SSB.

2. I agree that all property which I own or in which I have an ownership interest, whether owned individually, jointly or in the name of another person or entity, which at any time may be in your possession or control for any purpose, including safekeeping, shall be subject to a continuing security interest, lien and right of set-off for the discharge and satisfaction of any debts or obligations however arising that I may owe to SSB at any time and for any reason. SSB may at its discretion hold such property until my debts or obligations to SSB are fully satisfied or SSB may apply such property and the proceeds of the liquidation of such property toward the satisfaction of my debts and obligations and I will remain liable to SSB for any deficiency. In enforcing your security interest, you shall have the discretion to determine which property is to be sold and the order in which it is to be sold and shall have all the rights and remedies available to a secured party under the New York Uniform Commercial Code. Without your prior written consent, I will not cause or allow any of the collateral held in my account(s), whether now owned or hereafter acquired, to be or become subject to any liens, security interests, mortgages or encumbrances of any nature other than your security interest.

Without limiting the generality of the foregoing, I hereby authorize SSB to automatically liquidate any money market fund shares or withdraw any savings deposit balances available in my account(s) from time to time to cover any of my indebtedness or obligations to SSB including non-trade related debts. You are further authorized to liquidate any other property held in my account(s) to satisfy any such indebtedness or obligations whenever in you discretion you consider it necessary for you protection.

You are authorized without further direction from me to invest any eligible free credit balances in any of my accounts in the money market fund that I have chosen. If I fail to choose a money market fund, you are authorized to make this choice on my behalf. All such investments commonly called "sweeps" shall be governed by SSB's prevailing terms and conditions as they may exist from time to time.

If I have elected the Insured Deposit Account ("IDA") feature as my sweep, you are authorized without further direction from me to invest eligible free credit balances in my accounts in savings deposits at the depository institutions in the order set forth on the list furnished to me from time to time. I understand that you may amend the list of depository institutions and that I may eliminate depository institutions from the list at any time. If my funds invested through the IDA feature reach the maximum amount that I have authorized you to so invest or that may be so invested, you are authorized to invest excess eligible free credit balances in the money market fund I have chosen or you have chosen pursuant to my authorization. I have read the IDA Disclosure Document and agree to be bound by its terms and conditions.

"Property" as used anywhere in this Agreement shall include, but not be limited to, investment property, securities and commodities accounts, securities of all kinds, money, saving deposits, certificates of deposit, bankers' acceptances, commercial paper, options, commodities, and contracts for the future delivery of commodities or relating to commodities or securities, and the distributions, proceeds, products and accessions of any of the above. All property held in a securities account shall be treated as a financial asset under Article 8 of the New York Uniform Commercial Code.

3. In case of the sale of any security, commodity, or other property at my direction and the inability of SSB to deliver the same to the purchaser by reason of my failure to supply them to SSB. I authorize SSB to borrow any security, commodity, or other property necessary to make delivery thereof, and I hereby agree to be responsible for any loss which SSB may sustain thereby and any premiums, interest or other costs which SSB may be required to pay as a result of such borrowing, and for any loss or cost which SSB may sustain by reason of its inability to borrow the security, commodity, or other property sold.

I agree that if I utilize your services to receive or issue funds by wire (wire transfer), I am responsible for the issuance of accurate and complete instructions in relation to said wire transfer and I will hold you harmless from all liabilities if I fail to fulfill this responsibility. I further agree that should I incur a loss in connection with a wire transfer as a result of negligence or other activities on your part, your liability will be limited to the actual amount of the misdirected or misapplied funds and no other damages of any other nature including consequential damages will be recoverable.

You may charge my account(s) with such usual and customary charges as you may determine to cover your services and facilities, including, but not limited to, custody and transaction fees. I will promptly pay SSB any deficiency that might arise in my account(s). I understand and agree that a finance charge may be charged on any debt balance in any cash account I have with SSB in accordance with the terms described in the SSB literature previously provided me and any subsequent modifications thereto which will be provided to me. You may transfer excess funds between any of my accounts (including commodity accounts) for any reason not in conflict with the Commodity Exchange Act or any other applicable law. If any transactions are effected on an exchange in which a foreign currency is used, any profit or loss as a result of the fluctuation in the exchange rate will be charged or credited to my account(s).

4. Communications may be sent to the mailing address on file with you, or at such other address as I may hereafter give in writing, and all communications so sent, whether by mail, telegraph, messenger or otherwise, shall be deemed given to me personally, whether actually received or not. I acknowledge that the rules of the Securities and Exchange Commission require that certain communications be sent to me rather than an agent acting on my behalf, I warrant that the address currently on file with you is an address where I personally receive communications unless it is the address of a qualified custodian as defined by the Securities and Exchange Commission. Transactions entered into for my account(s) shall be confirmed in writing to me where required by applicable law or regulation. In addition, SSB shall provide me with periodic statements reflecting activity in such account(s). I agree that transactions reflected on such confirmations and statements shall be conclusively deemed accurate as stated unless I notify SSB in writing within three (3) days and ten (10) days of receipt, respectively, that the information contained in such confirmation or statement is inaccurate. Such notice must be sent by me to SSB by telegram or letter directed to the attention of the Branch Office Manager of the office servicing the account. Failure to so notify SSB shall also preclude me from asserting at any later date that such transaction was unauthorized.

I authorize you at your discretion to obtain reports and to provide information to others concerning my credit standing and my business conduct. You may ask credit reporting agencies for consumer reports of my credit history. Upon my request you will inform me whether you have obtained any such consumer reports and if you have, you will inform me of the name and address of the consumer reporting agency that furnished the reports to you.

5. I hereby represent that I am of the age of majority. Unless I advise you to the contrary, in writing, and provide you with a letter of approval from my employer, where required, I represent that I am not an employee of any exchange, or of any corporation of which any exchange owns a majority of the capital stock, or of a member of any exchange, or of a member firm or member corporation registered on any exchange, or of any corporation, firm or individual engaged in the business of dealing, either as a broker or as principal, in securities, bills of exchange acceptances or other forms of commercial paper. I further represent that no one except those signing this agreement has an interest in my account.

If my account has been introduced to you and is carried by you only as a clearing broker, I agree that you are not responsible for the conduct of the introducing broker and your only responsibilities to me relate to the execution, clearing and bookkeeping of transactions in my accounts.

6.    ARBITRATION

()    ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

()    THE  PARTIES  ARE  WAIVING  THEIR  RIGHT  TO  SEEK  REMEDIES  IN  COURT,
INCLUDING THE RIGHT TO JURY TRIAL.

()    PRE-ARBITRATION  DISCOVERY IS GENERALLY  MORE LIMITED THAN AND DIFFERENT
FROM COURT PROCEEDINGS.

() THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING, AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

()  THE  PANEL  OF  ARBITRATORS  WILL  TYPICALLY   INCLUDE  A  MINORITY  OF
ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

I AGREE THAT ALL CLAIMS OR CONTROVERSIES, WHETHER SUCH CLAIMS OR CONTROVERSIES AROSE PRIOR, ON OR SUBSEQUENT TO THE DATE HEREOF, BETWEEN ME AND SSB AND/OR ANY OF ITS PRESENT OR FORMER OFFICERS, DIRECTORS, OR EMPLOYEES CONCERNING OR ARISING FROM (I) ANY ACCOUNT MAINTAINED BY ME WITH SSB INDIVIDUALLY OR JOINTLY WITH OTHERS IN ANY CAPACITY; (II) ANY TRANSACTION INVOLVING SSB OR ANY PREDECESSOR FIRMS BY MERGER, ACQUISITION OR OTHER BUSINESS COMBINATION AND ME, WHETHER OR NOT SUCH TRANSACTION
OCCURRED IN SUCH ACCOUNT OR ACCOUNTS; OR (III) THE CONSTRUCTION, PERFORMANCE OR BREACH OF THIS OR ANY OTHER AGREEMENT BETWEEN US, ANY DUTY ARISING FROM THE BUSINESS OF SSB OR OTHERWISE, SHALL BE DETERMINED BY ARBITRATION BEFORE, AND ONLY BEFORE, ANY SELF-REGULATORY ORGANIZATION OR EXCHANGE OF WHICH SSB IS A MEMBER. I MAY ELECT WHICH OF THESE ARBITRATION FORUMS SHALL HEAR THE MATTER BY SENDING A REGISTERED LETTER OR TELEGRAM ADDRESSED TO SALOMON SMITH BARNEY INC. AT 386 GREENWICH STREET, NEW YORK, N.Y. 10013-2396, ATTN: LAW DEPARTMENT. IF I FAIL TO MAKE SUCH ELECTION BEFORE THE EXPIRATION OF FIVE(5) DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM SSB TO MAKE SUCH ELECTION, SSB SHALL HAVE THE RIGHT TO CHOOSE THE FORUM.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT.

SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

7. The provisions of this Agreement shall be continuous, shall cover individually and collectively all accounts which I may open or reopen with SSB, and shall inure to the benefit of SSB's present organization, and any successor organization or assigns; and shall be binding upon my heirs, executors, administrators, assigns or successors in interest. Should any term or provision of this Agreement be deemed or held to be invalid or unenforceable, the remaining terms and provisions shall continue in full force and effect. Except for statutes of limitation applicable to claims, this Agreement and all the terms herein shall be governed and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws. The statute of limitations applicable to any claim shall be that which would be applied by the courts of the state in which I reside.

8. I understand that you may in your sole discretion prohibit or restrict trading of securities or substitution of securities in any of my accounts. You have the right to terminate any of my accounts (including multiple owner accounts) at any time by notice to me. The provisions of this agreement shall survive the termination of any account.

9. Your failure to insist at any time upon strict compliance with any term of this Agreement, or any delay or failure on your part to exercise any power or right given to you in this Agreement, or a continued course of such conduct on your part shall at no time operate as a waiver of such power or right, nor shall any single or partial exercise preclude any other further exercise. All rights and remedies given to you in this Agreement are cumulative and not exclusive of any other rights or remedies which you otherwise have.

10. I understand that SSB shall not be liable for loss caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions, commonly known as "acts of God," beyond SSB's control.

11. From time to time you may at your discretion, make loans to me for a purpose other than purchasing, carrying or trading in securities ("Express Credit Loans"). Express Credit Loans will be made in a nonsecurities credit account ("Express Credit Account"). The minimum and maximum amount of any particular loan may be established by you in your discretion regardless of the amount of collateral delivered to you and you may change such minimum and maximum amounts from time to time.

I agree not to use the proceeds of any Express Credit Loan to purchase, carry or trade in securities. I also agree not to use Express Credit Loan proceeds directly or indirectly to repay other debt that I incur for the purpose of purchasing, carrying or trading in securities.

ADDITIONAL TERMS FOR MULTIPLE PARTY ACCOUNTS PARAGRAPH 12 THROUGH 14 APPLY ONLY TO MULTIPLE PARTY ACCOUNTS.

12. If this is a multiple party account, in consideration of you and your successors carrying a multiple party account on margin or otherwise for the undersigned, each of us agrees to be jointly and severally liable for said account and to pay on demand any debit balance or losses at any time due in this account. Any of us has full power and authority to make purchases and sales, including short sales, to withdraw monies and securities from ,or to do anything else with reference to our account, either individually or in our joint names, and you and your successors are authorized and directed to act upon instructions received from any of us and to accept payment and securities from any of us for the credit of this account. Notwithstanding the ability of each of us to control the account individually, we understand and agree that you may, at your sole option, require written instructions signed by all account owners when payments or transfers are requested. Any and all notices, communications, or any demands for margin sent to any of us shall be binding upon all, and may be given by mail or other means of communication. We hereby declare this account to be joint tenancy with rights of survivorship unless we instruct you to establish another form of multiple ownership by executing a tenancy in common agreement, community property agreement, partnership agreement or other applicable agreement evidencing the desired form of ownership.

13. Each of us agrees to hold SSB harmless from and indemnify SSB against any losses, causes of action, damages and expenses arising from or as the result of SSB following the action, damages and expenses arising from or as the result of SSB following the instructions of either or any of us. SSB, in its sole discretion, may at any time suspend all activity in the multiple party account pending instructions from a court of competent jurisdiction or require that instructions pertaining to the multiple party account or the property therein be in writing signed by both or all of us. SSB shall be entitled to recover from the account or from any of us prior to distribution of the funds or property therein such costs as it may incur, including reasonable attorney's fees, as the result of any dispute between or among us relating to or arising from the account.

14. Each of us agrees that, in the event of the death of either or any of us, the survivor or survivors shall immediately give you written notice thereof, and you may, before or after receiving such notice, take such actions, require such papers, inheritance or estate tax waivers, retain such portion of the account and restrict transactions in the account as you may deem advisable to protect you against any tax, liability, penalty or loss under any present or future laws or otherwise. The estate of either or any of us who shall have died shall be liable and each survivor shall continue liable, jointly and severally, to you for any net debit balance or loss in said account in any way resulting from the completion of transactions initiated prior to the receipt by you of the written notice of the death of the decedent, or incurred in the liquidation of the account or the adjustment of the interest of the respective parties.

If this account contains rights of survivorship, in the event of the death of either or any of us, all assets in the account shall pass to and be vested in the survivor or survivors on the same terms and conditions as previously held, without in any manner releasing the decedent's estate from the liabilities provided for herein. The estate of the decedent(s) and the survivors hereby jointly and severally agree to fully indemnify and hold harmless SSB from all liability for any taxes which may be owed in connection therewith or any claims by third parties.

MARGIN AGREEMENT
PARAGRAPHS 15 THROUGH 17 APPLY ONLY TO MARGIN ACCOUNTS

15. You are hereby authorized, without notice to me, and without regard as to whether or not you have in your possession or under your control at the time thereof other property of the same kind and amount to pledge, repledge, hypothecate or rehypothecate my property or any part thereof, either separately or together with other property of other clients, either for the amount due you from me or for a greater sum.

16. I agree to pay ON DEMAND any balance owing with respect to any of my accounts, including interest and commissions and any costs of collection (including attorney's fees, if incurred by you). I understand that you may demand full payment of the balance due in my account plus any interest charges accrued thereon, at your sole option, at any time without cause and whether or not such demand is made for your protection. I understand that all loans made are not for any specific term or duration but are due and payable at your discretion upon a demand for payment made to me. I agree that all payments received for my account(s) including interest, dividends, premiums, principal or other payments may be applied by you to any balances due in my account(s). If I maintain both a cash and a margin account with you, you are authorized in your discretion to utilize the equity in either type of account in satisfaction of any maintenance margin requirement without the actual transference of funds or securities between such accounts.

Whenever you deem it necessary or appropriate for your protection, you are authorized, in your sole discretion, to sell, assign, transfer and deliver all or any part of my property which may be in your possession or control in any manner you deem appropriate, make any necessary purchases to cover short sales and/or any open commodity contract positions and/or to cancel any outstanding orders in order to close out the account. Without limiting the generality of the foregoing, such sale, purchase or cancellation may be made, in your sole discretion, on the exchange or other market where such business is then usually transacted, at public auction or at private sale without advertising the same. All of the above may be done without demand for margin or notice of purchase, sale or cancellation to me. No demand margin, or notice given to me of intent to purchase or sell property or to cancel orders in my account, shall impose on you any obligation to make such demand or provide such notice to me. Any such notice or demand is hereby expressly waived, and no specific demand or notice shall invalidate this waiver. After deducting all costs and expenses of the purchase and/or sale and deliveries, including, but not limited to, commissions and transfer and stamp taxes, you shall apply the residue of the proceeds to the payment of any and all of my liabilities to you, and I shall remain liable for any deficiency. Upon any such sale, you may purchase the whole or any part thereof free from any right of redemption. In the event of my death or incompetency the authority given by this Paragraph shall continue effective and shall be binding upon by personal representatives and heirs.

17. I will at all times maintain such margin for my account maintained by SSB, as SSB may require from time to time, and any debit balances arising in such account shall be charged interest in accordance with the terms described in the SSB literature previously provided me and any subsequent modifications thereto which will be provided to me. I am aware that interest charges, if not paid will be added to the debit balance in my account for the next interest period. I am aware and agree that you may impose, for my account(s), margin requirements more stringent than those required by law or exchange regulations. I further understand and agree that such margin requirements may be changed and modified by you from time to time without prior notice to me. I further agree that any waiver by you or failure to promptly enforce, as to my account or that of others, such margin requirements shall not in any way prevent you from subsequently enforcing said margin requirements with regard to my account.